As filed with the U.S. Securities and Exchange Commission on February 10, 2026

Registration No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MDJM LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	7812	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Fernie Castle, Letham

Cupar, Fife, KY15 7RU

United Kingdom

+ 44-01337 829 349

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Warren Wang, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 212-370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-292953

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form F-1 is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-292953) filed by MDJM LTD (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on January 26, 2026 (the “Prior Registration Statement”), which was declared effective by the Commission on February 9, 2026, including all amendments, supplements, and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The Company is filing this registration statement for the sole purpose of registering the offering and sale of an additional $2,299,999.40 of securities, including (i) $999,999.74 of units, with each unit consisting of (a) one Class A ordinary share, par value $0.025 per share (each, a “Class A Ordinary Share,” and, collectively, the “Class A Ordinary Shares”), or one pre-funded warrant in lieu thereof, and (b) one Series A warrant to purchase one Class A Ordinary Share (each, a “Series A Warrant,” and, collectively, the “Series A Warrants”), (ii) $149,999.96 of additional Class A Ordinary Shares and/or additional Series A Warrants to purchase Class A Ordinary Shares, or any combination thereof, if any, that may be sold as part of the over-allotment option of the representative of several underwriters of this offering (the “Representative”), and (iii) $1,149,999.70 of Class A Ordinary Shares issuable upon exercise of the Series A Warrants included in the units that are proposed to be sold in the offering and that may be sold as part of the over-allotment option of the Representative. The additional securities that are being registered for sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Table contained in the Prior Registration Statement.

The required opinions of counsel and related consents and accountant’s consents are attached hereto and filed herewith.

CERTIFICATION

The Company hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on February 11, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of BGA Law (Cayman) Limited regarding the validity of the Class A Ordinary Shares being registered
5.2*	Opinion of Hunter Taubman Fischer & Li LLC as to the enforceability of the Warrants
23.1*	Consent of RBSM LLP
23.2*	Consent of BGA Law (Cayman) Limited (included in Exhibit 5.1)
23.3*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.2)
24.1	Powers of Attorney (included in the signature page to the Prior Registration Statement and incorporated herein by reference)
107*	Filing Fee Table

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Cupar, United Kingdom, on February 10, 2026.

MDJM LTD

By:	/s/ Siping Xu
Siping Xu
Chief Executive Officer, Chairman of the Board of Directors, and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Siping Xu	Chief Executive Officer, Chairman of the Board of Directors, and Director	February 10, 2026
Siping Xu	(Principal executive officer)

/s/ Mengnan Wang	Chief Financial Officer	February 10, 2026
Mengnan Wang	(Principal financial and accounting officer)

*	Director	February 10, 2026
Bo Wang

*	Director	February 10, 2026
Zhenlei Hu

*	Director	February 10, 2026
Liding Sun

*	Director	February 10, 2026
Wei Guan

*By:	/s/ Siping Xu
Name:	Siping Xu
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of MDJM LTD, has signed this registration statement or amendment thereto in New York, NY on February 10, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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